UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, James Bridenstine resigned from the Board of Directors (the “Board”) of Viasat, Inc. (the “Company”). Mr. Bridenstine’s resignation from the Board did not result from a disagreement with the Company. The Company expressed its gratitude to Mr. Bridenstine for his service as a director.

Effective May 9, 2025, in connection with Mr. Bridenstine’s resignation, the Company reduced the number of Class II directors with terms expiring at the Company’s 2025 annual meeting of stockholders to two.

Additionally, on May 9, 2025, the Board appointed William LaPlante and Michael Paull as directors. Dr. LaPlante and Mr. Paull will serve as Class III directors, with initial terms expiring at the Company’s 2026 annual meeting of stockholders. With the appointment of Dr. LaPlante and Mr. Paull, the Board now consists of eight members, six of whom are independent directors.

William LaPlante, 61, served as the Under Secretary of Defense for Acquisition and Sustainment from April 2022 to January 2025. From September 2020 to April 2022, Dr. LaPlante served as President and Chief Executive Officer of Draper Laboratory, a research and development company specializing in advanced technology solutions in national security, space exploration, health care and energy. Previously, he served as Senior Vice President and General Manager at MITRE National Security, where he oversaw the operation of the U.S. Department of Commerce’s National Institute of Standards and Technology. From 2014 to 2017, Dr. LaPlante served as Assistant Secretary of the Air Force for Acquisition, Technology and Logistics. He previously spent 26 years at The Johns Hopkins University Applied Physics Laboratory, where he ultimately led the Global Engagement Department. Dr. LaPlante has been a member of several government scientific boards and commissions focused on maintaining national security, including the U.S. Strategic Command Senior Advisory Group, Naval Research Advisory Committee and Defense Science Board. Dr. LaPlante earned a B.S. degree in engineering physics from the University of Illinois, an M.S. degree in applied physics from The Johns Hopkins University and a doctorate degree in mechanical engineering from the Catholic University of America.

Michael Paull, 53, currently serves as the Chief Executive Officer and a member of the board of directors of RBmedia, an audiobook publisher, which he joined in March 2024. He also serves on the board of directors of PlayOn! Sports and previously served on the board of directors of MoneyLion, Inc., a mobile banking and technology company. Mr. Paull previously served as President of Disney Streaming from 2022 to 2023 and oversaw Disney+, Hulu, ESPN+ and Star+ globally. Mr. Paull joined The Walt Disney Company in 2017 with the acquisition of Bamtech Media, where he served as CEO and a member of the board of directors. Before joining Bamtech, Mr. Paull worked from 2012 to 2017 at Amazon as Vice President, Digital Video, where he ran Amazon Channels worldwide and was responsible for its global content, product, technology, operations and marketing. During his tenure at Amazon, he also oversaw Prime Video and Amazon’s TVOD business in the U.S. Mr. Paull has more than 20 years of consumer product development, technology, content distribution and acquisition and media industry experience. Before Amazon, he led Sony Music’s digital business worldwide and held other senior leadership positions with Sony Pictures Entertainment, FOX Entertainment Group, and Time Warner. Mr. Paull earned a B.S. from the University of California and an M.B.A. degree from Harvard Business School.

Dr. LaPlante and Mr. Paull will be compensated under the Company’s non-employee director compensation policy as in effect from time to time, as most recently described in the Company’s 2024 proxy statement filed with the Securities and Exchange Commission on July 26, 2024. Dr. LaPlante and Mr. Paull will also enter into the Company’s standard form of director and officer indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: May 12, 2025	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel

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